FORM OF
                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this __ day of _____, 2000 by and between Nations Fund, Inc. (the "Company"), a Maryland corporation, for itself and on behalf of its Nations International Growth Fund, and Nations Reserves ("Reserves"), a Massachusetts business trust, for itself and on behalf of its Nations International Equity Fund.

         WHEREAS, the Company and Reserves are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Company's Nations International Growth Fund (the "Acquired Fund") be conveyed to and be acquired and assumed, by Reserves's Nations International Equity Fund (the "Acquiring Fund") in exchange for shares of equal U.S. dollar value of such Acquiring Fund which shall thereafter promptly be distributed to the shareholders of the Acquired Fund in connection with its liquidation as described in this Agreement and set forth in Schedule A attached hereto (the "Reorganization"); and

         WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization," within the meaning of
Section 368(b) of the Code, with respect to the Reorganization.

         NOW, THEREFORE, in accordance with the terms and conditions described herein, the Acquired Fund and Acquiring Fund shall be consolidated as follows:

         1.   Conveyance of Fund Assets and Liabilities of the Acquired Fund.
              --------------------------------------------------------------

              (a) Except as provided below, at the Effective Time of the
                  Reorganization (as defined in Section 8) all assets of every kind, and all interests, rights, privileges and powers of the Acquired Fund (the "Fund Assets"), subject to all liabilities of the Acquired Fund existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by the Acquired Fund to the Acquiring Fund and shall be accepted and assumed by the Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the Reorganization: (i) all Fund Assets of the Acquired Fund shall become the assets of the Acquiring Fund; and (ii) all Liabilities of the Acquired Fund shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if originally incurred by it.

              (b) It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the Acquired Fund's books, that the Liabilities of the Acquired Fund shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

              (c) At least fifteen (15) business days prior to the Closing Date
                  (as defined in Section 8), the Acquired Fund will provide to, or cause to be provided to, the Acquiring Fund, a schedule of its securities, other assets and its known liabilities. It is understood and agreed that the Acquired Fund may sell any of the securities or other assets shown on such schedule prior to the Effective Time of the Reorganization but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities that the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Closing Date, the Acquiring Fund will advise the Acquired Fund of any investments of the Acquired Fund shown on such schedule that the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. The Acquired Fund, if requested by the Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of the Acquired Fund and Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to the Acquiring Fund, the Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization.

              (d) The Fund Assets shall be transferred and conveyed to the
                  Acquiring Fund on the following basis:

                  (1) In exchange for the transfer of the Fund Assets, the
                      Acquiring Fund shall simultaneously issue to the Acquired Fund at the Effective Time of the Reorganization full and fractional Shares of the Acquiring Fund, as set forth in Schedule A attached hereto, having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional shares of the Acquiring Fund delivered to the Acquired Fund shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time and date set forth in this Agreement, by the net asset value of one Acquiring Fund share of such designated class, computed in the manner and as of the time and date set forth in this Agreement.

                  (2) The net asset value of shares to be delivered by the
                      Acquiring Fund, and the net value of the Fund Assets minus Liabilities to be conveyed by the Acquired Fund and assumed by the Acquiring Fund, shall, in each case, be determined as of the Valuation Time as defined in Section
                      3. The net asset value of Shares of the Acquiring Fund shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Fund's then current valuation procedures.

         2. Liquidation of the Acquired Fund. At the Effective Time of the Reorganization, the Acquired Fund shall make a liquidating distribution to its shareholders as follows: Shareholders of record of the Acquired Fund shall be credited with full and fractional shares of the respective Shares that are issued by the Acquiring Fund in connection with the Reorganization corresponding to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization. Each such shareholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Acquired Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization, and Reserves shall record on its books the ownership of the respective Acquiring Fund shares by such shareholders (the "Transferor Record Holders"). All of the issued and outstanding shares of the Acquired Fund at the Effective Time of the Reorganization shall be redeemed and canceled on the books of Reserves at such time. As soon as reasonably possible after the Effective Time of the Reorganization, the Company shall wind up the affairs of the Acquired Fund and shall file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings, with respect to the Acquired Fund, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Fund in accordance with all applicable laws.

         3. Valuation Time. The "Valuation Time" shall be the time as of which the net asset value of each class of shares of the Acquired Fund and the Acquiring Fund is determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.

         4. Certain Representations, Warranties and Agreements of the Company on behalf of its Acquired Fund. The Company, on behalf of itself and, where appropriate, its Acquired Fund, represents and warrants to, and agrees with, Reserves on behalf of the Acquiring Fund as follows, with such representations, warranties and agreements made on behalf of the Acquired Fund on a several (and not joint, or joint and several) basis:

              (a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of Maryland. The Company is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

              (b) The Company has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

              (c) This Agreement has been duly authorized by the Board of
                  Directors of the Company on behalf of its Acquired Fund, and has been executed and delivered by duly authorized officers of the Company, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and, subject to the approval of shareholders referred to in Section 6, the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or the By-Laws of the Company, or any material agreement or arrangement to which the Company is a party or by which it is bound.

              (d) The Company's Acquired Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company for its taxable year ending upon its liquidation.

              (e) The Company has valued, and will continue to value, the portfolio securities and other assets of its Acquired Fund in accordance with applicable legal requirements.

              (f) The proxy statement and form of proxy (the "Proxy Statement"), from its effective date with the SEC through the time of the shareholders meeting referred to in Section 6 and the Effective Time of the Reorganization, insofar as they relate to the Company, or the Acquired Fund (i) shall comply in all material respects with the provisions of the Securities Exchange Act of 1934 as amended (the "1934 Act") and the 1940 Act, the rules and regulations thereunder, and applicable state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

              (g) All of the issued and outstanding shares of the Company's
                  Acquired Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

              (h) The Company shall operate the business of the Acquired Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization. Notwithstanding anything herein to the contrary, the Company may take all appropriate action necessary in order for the Company to receive the opinion provided for in Sections 9(e) and 10(g).

              (i) At the Effective Time of the Reorganization, the Company's
                  Acquired Fund will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

              (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Company, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

           5. Certain Representations, Warranties and Agreements of Reserves on behalf of the Acquiring Fund. Reserves, on behalf of itself and where appropriate, the Acquiring Fund, represents and warrants to, and agrees with, the Company on behalf of the Acquired Fund as follows, with such representations, warranties and agreements made on behalf of the Acquiring Fund on a several (and not joint, or joint and several) basis:

              (a) Reserves is a business trust duly created, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

              (b) Reserves has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

              (c) This Agreement has been duly authorized by the Board of
                  Trustees of Reserves on behalf of the Acquiring Fund, and executed and delivered by duly authorized officers of Reserves, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws of Reserves or any material agreement or arrangement to which it is a party or by which it is bound.

              (d) The Acquiring Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since its first taxable year; has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company for its current taxable year.

              (e) Reserves has valued, and will continue to value, the portfolio securities and other assets of the Acquiring Fund in accordance with applicable legal requirements.

              (f) The Proxy Statement, from its effective date with the SEC through the time of the shareholders meeting referred to in
                  Section 6 and at the Effective Time of the Reorganization, insofar as it relates to Reserves, or the Acquiring Fund, or the Primary A Shares, Investor A Shares, Investor B Shares or Investor C Shares of the Acquiring Fund to be issued pursuant thereto (i) shall comply in all material respects with the provisions of the Securities Act of 1933, as amended, (the "1933 Act"), the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

              (g) The shares of the Acquiring Fund to be issued and delivered to the Acquired Fund for the account of the shareholders of the Acquired Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto.

              (h) All of the issued and outstanding shares of the Acquiring Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

              (i) Reserves shall operate the business of the Acquiring Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that Reserves shall complete all measures in respect of the Acquiring Fund prior to the Effective Time of the Reorganization to ensure that the Reorganization qualifies as a "reorganization" within the meaning of Section 368 of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization.

              (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of Reserves, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

         6. Shareholder Action. As soon as practicable after the effective date of the Proxy Statement the Company shall hold a meeting(s) of the shareholders of the Acquired Fund for the purpose of considering and voting upon:

              (a) approval of this Agreement and the Reorganization contemplated hereby; and

              (b) such other matters as may be determined by the Board of
                  Directors of the Company.

         7. Regulatory Filings. As soon as practicable, the Company shall file a Proxy Statement with the SEC, and, where required, with appropriate state securities regulatory authorities.

         8. Closing Date, Effective Time of the Reorganization. The "Closing Date" shall be _________, 2000, or such earlier or later date as may be mutually agreed in writing by the parties hereto. Delivery of the Fund Assets and the shares of the Acquiring Fund to be issued pursuant to Section 1 and the liquidation of the Acquired Fund pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time, as may be mutually agreed in writing, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Company shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

         9. Conditions to the Reserves's Obligations on Behalf of its Acquiring Fund. The obligations of the Reserves hereunder shall be subject to the following conditions precedent:

              (a) This Agreement and the Reorganization shall have been approved by the Board of Directors of the Company and by a majority of the shareholders of its Acquired Fund in the manner required by the Company's Articles of Incorporation, applicable law and this Agreement.

              (b) All representations and warranties of the Company made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

              (c) The Company shall have delivered to Reserves a statement of assets and liabilities of the Acquired Fund, showing the tax costs of such securities by lot and the holding periods of such securities, as of the Valuation Time.

              (d) The Company shall have duly executed and delivered to the
                  Company such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Reserves may deem necessary or desirable to transfer all of the Acquired Fund's rights, title and interest in and to the Fund Assets.

              (e) The Company shall have delivered a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Reserves's Acquiring Fund may properly acquire under its investment objectives, policies and limitations and may otherwise be lawfully acquired by such Acquiring Fund.

              (f) The Company shall have received an opinion of Morrison &
                  Foerster LLP, as counsel to the Company in form reasonably satisfactory to Reserves and dated the Closing Date, substantially to the effect that (i) the Company is a corporation duly established and validly existing under the laws of the state of Maryland; (ii) the shares of the Acquiring Fund to be delivered to the Company's Acquired Fund as provided for by this Agreement are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Company; (iii) this Agreement has been duly authorized, executed and delivered by the Company, and represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding whether at law or in equity; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Articles of Incorporation or the By-Laws of the Company or any material contract known to such counsel to which the Company is a party or by which it is bound; and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required by state securities laws or such as may be required subsequent to the Effective Time of the Reorganization. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Reserves.

              (g) The Company shall have received an opinion of Morrison &
                  Foerster LLP, based upon reasonable representations made in certificates provided by the Company, its affiliates and/or principal shareholders of the Company's Acquired Fund to Morrison & Foerster LLP, addressed to the Company in a form reasonably satisfactory to them, and dated the Closing Date, with respect to the matters specified in Subsection 11(g).

              (h) The Proxy Statement shall have become effective under the 1933
                  Act and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of the Company, contemplated by the SEC.

              (i) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

              (j) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

              (k) The Company on behalf of the Acquired Fund shall have
                  performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

              (l) The Company shall have received a duly executed instrument whereby the Acquiring Fund assumes all of the liabilities of the Company's Acquired Fund.

         10. Conditions to the Company's Obligations on behalf of the Acquired Fund. The obligations of the Company hereunder shall be subject to the following conditions precedent:

              (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of Reserves on behalf of the Acquiring Fund and by a majority of the shareholders of the Acquired Fund in the manner required by its charter documents, applicable law and this Agreement.

              (b) All representations and warranties of Reserves made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

              (c) Reserves shall have delivered a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Company and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Valuation Time.

              (d) Reserves shall have received an opinion of Morrison & Foerster
                  LLP, as counsel to Reserves, in a form reasonably satisfactory to the Company and dated the Closing Date, substantially to the effect that (i) Reserves is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts; (ii) this Agreement has been duly authorized, executed and delivered by Reserves and represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity; (iii) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-Laws of Reserves or any material contract known to such counsel to which Reserves is a party or by which it is bound; and (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Reserves of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required under the state securities laws or such as may be required subsequent to the Effective Time of the Reorganization. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to Reserves.

              (e) Reserves shall have received an opinion of Morrison & Foerster
                  LLP, based upon reasonable representations made in certificates provided by Reserves, its affiliates and/or principal shareholders of the Acquired Fund and/or the Acquiring Fund, addressed to Reserves in a form reasonably satisfactory to them, and dated the Closing Date, substantially to the effect that, for federal income tax purposes, the Reorganization will qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be a "party to a reorganization," within the meaning of
                  Section 368(b) of the Code, with respect to the Reorganization.

              (f) The Fund Assets to be transferred to the Acquiring Fund under this Agreement shall include no assets which the Acquiring Fund may not properly acquire pursuant to its investment objective, policies or restrictions or may not otherwise lawfully acquire.

              (g) The Proxy Statement shall have become effective under the 1933
                  Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Reserves, contemplated by the SEC.

              (h) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

              (i) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

              (j) Reserves on behalf of the Acquiring Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

         11. Survival of Representations and Warranties. The representations and warranties of Reserves on behalf of the Acquiring Fund set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Fund and the issuance of the shares of the Acquiring Fund at the Effective Time of the Reorganization.

         12. Termination of Agreement. This Agreement may be terminated by a party at or, in the case of Subsection 12(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board members as provided below:

              (a) By Reserves on behalf of the Acquiring Fund if the conditions set forth in Section 10 are not satisfied as specified in said Section;

              (b) By the Company on behalf of its Acquired Fund if the
                  conditions set forth in Section 9 are not satisfied as specified in said Section;

              (c) By mutual written consent of Reserves and the Company.

         13. Governing Law. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Maryland, except to the extent preempted by federal law.

         14.  Brokerage Fees and Expenses.
              ---------------------------

              (a) Reserves represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

              (b) Banc of America Advisors, Inc. and/or its affiliates will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated.

         15.  Amendments
              -----------

              This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Company, acting on behalf of the Acquired Fund or Reserves, acting on behalf of the Acquiring Fund; provided, however, that following the meeting of the shareholders of the Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Fund to be issued to the Transferor Record Holders under this Agreement to the detriment of such Transferor Record Holders, or otherwise materially and adversely affecting the Acquired Fund, without the Acquired Fund obtaining its shareholders' further approval:

              (a) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of the Acquired Fund, the Company on behalf of its Acquired Fund, may waive any breach by Reserves, on behalf of the Acquiring Fund, or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and signed by an officer of such registered investment companies);

              (b) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of the Acquired Fund, Reserves, on behalf of the Acquiring Fund, may waive any breach by the Company on behalf of its Acquired Fund, or the failure to satisfy any of the conditions to either of their obligations (such waiver to be in writing and signed by an officer of such registered investment companies).


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.


                        NATIONS FUND, INC.
                        On behalf of its Acquired Fund identified on Schedule A


                        By:____________________________________________

                        Richard H. Blank, Jr.
                        Secretary and Treasurer



                        NATIONS RESERVES
                        On behalf of its Acquiring Fund identified on Schedule A


                        By:____________________________________________

                        Richard H. Blank, Jr.
                        Secretary and Treasurer

                                   SCHEDULE A


        SHAREHOLDERS OWNING SHARES OF THE                        WOULD RECEIVE SHARES OF THE
        FOLLOWING  ACQUIRED FUND AND CLASSES OF                  FOLLOWING  ACQUIRING FUND AND
        THE COMPANY:                                             CLASSES OF RESERVES:

        Nations International Growth Fund           |_|       Nations International Equity Fund
           Primary  A Shares                                         Primary  A Shares
           Investor A Shares                                         Investor A Shares
           Investor B Shares                                         Investor B Shares
           Investor C Shares                                         Investor C Shares
